EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR



                             Goldstein & Ganz, CPA's
                               98 Cuttermill Road
                           Great Neck, New York 11021
                                 (516) 487-0110



We consent to the incorporation by reference in the registration statement of Tilden Associates, Inc., (the "Company") on Form S-8, of our report dated March 14, 2003, on our audit of the consolidated financial statements of the Company as of December 31 2002, and for each of the years in the two year period ended December 31, 2002, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ GOLDSTEIN & GANZ
---------------------------
Great Neck, New York
July 2, 2003

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